Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-280299, 333-224974 and 333-272142) of Construction Partners, Inc. of our report dated January 13, 2025 relating to the consolidated and combined financial statements of Asphalt Inc., LLC d/b/a Lone Star Paving Company and ACE Aggregates, LLC as of and for the twelve months ended September 30, 2024, which appears in this Current Report on Form 8-K/A.

/s/ Armanino LLP

Austin, Texas

January 17, 2025